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                                 Exhibit (e)(14)

  Mutual Fund Distribution Agreement dated as of June 7, 2002 between T. Rowe
              Price Brokerage and One Group Dealer Services, Inc.

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                       MUTUAL FUND DISTRIBUTION AGREEMENT

One Group Dealer Services, Inc.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

Gentlemen:

You serve as principal underwriter to certain open-end investment companies (each, a "Fund" and collectively, the "Funds"), registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Shares of the Funds are registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") and offered to the public through a prospectus ("Prospectus") and statement of additional information ("SAI"). You hereby appoint T. Rowe Price Brokerage, a division of
T. Rowe Price Investment Services, Inc. ("T. Rowe Price") and T. Rowe Price hereby agrees to serve as your agent in providing distribution assistance pertaining to the Funds under the following terms and conditions, which you accept as evidenced by your signature below.

Section 1 - Capacity in Which Services Will be Provided

In the Sales of Fund Shares, T. Rowe Price shall act as agent for its customers. In no transaction shall T. Rowe Price act as your agent or as agent for any Fund or the Fund's Transfer Agent. In no event will T. Rowe Price act in a principal capacity or as a principal underwriter to the Funds as defined in the Investment Company Act. T. Rowe Price will rely solely and conclusively on the representations contained in the Prospectus and SAI for each Fund, as well as any other written marketing or other materials you provide and assumes no responsibility for the accuracy of such materials.

Section 2 - Processing of Customer Orders

Orders for the purchase of Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value per share ("NAV") plus sales charge, if applicable) and all orders for the redemption of any Fund shares shall be executed at the net asset value per share less any applicable deferred sales charge, redemption fee or similar charge or fee. Specifically, T. Rowe Price will accept purchase and redemption orders from its customers ("Customers") no later than the time each business day (typically, 4:00 p.m. Eastern Time) that the Fund calculates its NAV per share in accordance with the procedure(s) contained in the Prospectus (the "Pricing Deadline"). Customer orders that are accepted by T. Rowe Price each business day prior to the Pricing Deadline will be priced at the Fund's NAV as of the Pricing Deadline.

Section 3 - Compensation

         (a) In return for providing the services set forth in this Agreement,
T. Rowe Price shall be entitled to a reallowance in an amount up to that set forth in the Prospectus of the applicable Fund. This reallowance may take the form of a front-end, deferred or asset-based sales charge, as defined in National Association of Securities Dealers Inc. ("NASD") Conduct Rule 2830(b).

         (b) In accordance with the terms in the Prospectus of the applicable Fund, T. Rowe Price acknowledges that a reduced sales charge or no sales charge may be available to Customers.

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Section 4 - Representations

     (a) You represent and warrant as of the date hereof and throughout the term of this Agreement that:

          (i) You are a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member in good standing of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

          (ii) You serve as "principal underwriter" to the Funds within the meaning of the Investment Company Act under one or more written agreements that are validly executed, comply fully with applicable provisions of the Investment Company Act and other applicable laws and regulations, and will remain in full force and in effect throughout the term of this Agreement;

          (iii) The amount and form of compensation payable to T. Rowe Price under Section 3 of this Agreement as well as any other cash and non-cash compensation payable to T. Rowe Price complies fully with applicable provisions of the NASD Conduct Rules, including without limitation NASD Conduct Rules 2820 and 2830, as well as other applicable laws and regulations and such compensation is accurately and adequately disclosed in compliance with all applicable laws and regulations;

          (iv) The Prospectus and SAI for each Fund and any additional written materials that you make available to Customers comply in all material respects with applicable regulatory and disclosure requirements;

          (v) You and the Funds are duly organized and validly existing under the laws of the jurisdiction in which you and the Funds were organized;

          (vi) All authorizations (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained;

          (vii) The shares of the Funds are registered under the Securities Act and have been qualified for sale under, or are exempt from the qualification requirements of, the respective securities laws of every state or territory in the United States (including the District of Columbia and Puerto Rico). If shares of the Funds are only offered in a single state or territory, the shares of the Funds have been qualified for sale in such state or territory, or are exempt from such qualification requirements, and the permissible state or territory shall be made clear to T. Rowe Price. You will notify T. Rowe Price immediately in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of, any such state or jurisdiction; and

          (viii) You agree to provide T. Rowe Price or its agent with sufficient quantities of Fund Prospectuses, proxy materials and other shareholder communications to send to Customers at no cost to T. Rowe Price or its agent.

     (b) T. Rowe Price represents and warrants that:

          (i) T. Rowe Price is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member in good standing of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

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          (ii)  T. Rowe Price is duly organized and validly existing under the laws of the State of Maryland;

          (iii) All authorizations required for T. Rowe Price's lawful execution of this Agreement and T. Rowe Price's performance hereunder have been obtained;

          (iv) Any information T. Rowe Price provides to Customers concerning the Funds will be based on information contained in the Prospectus, SAI for the Funds, promotional materials or sales literature that you furnish to the public, or on information obtained from third party vendors deemed reliable;

          (v) T. Rowe Price will not effect any transactions (including, without limitation, any purchases, exchanges and redemptions) in any Fund shares, registered in the name of, or beneficially owned by, any Customer, unless to T. Rowe Price's knowledge, such Customer has granted to T. Rowe Price full right, power and authority to effect such transactions on such Customer's behalf; and

          (vi) T. Rowe Price will obtain from each Customer for whom it acts as agent for the purchase of Fund shares any taxpayer identification number certification and such other information as may be required from time to time under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

Section 5 - Marketing Materials

You represent that all written and electronic advertisements and sales materials pertaining to the Funds that you provide to T. Rowe Price, its affiliates, and their employees, agents and representatives are your responsibility and will be accurate and up-to-date as of the time they are provided to T. Rowe Price. In addition, you represent, warrant and covenant that all advertisements and sales literature as defined in NASD Conduct Rule 2210(a) will comply with all applicable NASD requirements and other applicable laws, rules and regulations and that you will take all reasonable actions to prevent the distribution to T. Rowe Price personnel of any materials that are inconsistent with these representations.

Section 6 - Indemnification

     (a) T. Rowe Price will indemnify and hold harmless you and each of your directors, officers, employees, and agents and each person who is or may be deemed to be controlling, controlled by or under common control with you, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's and other legal fees) resulting from (i) the willful misconduct or negligence, as measured by industry standards, of T. Rowe Price, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement; or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in offering documents, sales literature, or marketing materials regarding the funds that T. Rowe Price or any of its affiliates produces and provides to customers who are Fund shareholders, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing in this subsection (a), T. Rowe Price will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of you or your affiliates. This right of indemnification will survive the termination of this Agreement.

     (b) You will indemnify and hold harmless T. Rowe Price, each director, officer, employee, and agent of T. Rowe Price, and each person who is or may be deemed to be controlling, controlled by or under common control with T. Rowe Price from and against any and all direct and indirect claims,


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damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's and other legal fees) resulting from:
(i) the willful misconduct or negligence, as measured by industry standards, of you, your agents and employees, in the performance of, or failure to perform, your obligations under this Agreement; provided, however, that you will not be
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liable for indemnification under this subparagraph to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of T. Rowe Price; (ii) any violation of any law, rule, or regulation relating to the registration or qualification of shares of a Fund, except to the extent such violation results from the willful misconduct or negligence, as measured by industry standards, of
T. Rowe Price; (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Fund's registration statement or any offering documents, sales literature, or marketing materials that you, a Fund or any affiliates provide to T. Rowe Price, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any breach or violation of the representations, warranties, or covenants set forth in this Agreement. Such right of indemnification will survive the termination of this Agreement.

     (c) In no case shall the indemnification provided in this Section 6 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

Section 7 - Confidentiality of Customer Information

The names, addresses and other information concerning Customers are and shall remain the sole property of T. Rowe Price. Neither you, your affiliates, nor their officers, directors, employees or agents, or any control person of the foregoing persons shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for shareholder servicing mailings relating to the Funds. Notwithstanding the foregoing, this Section 8 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our Customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Section 8 shall survive the termination of this Agreement. Notwithstanding this Section 8, the parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of customer information.

Section 8 - Non-Exclusivity of Agreement

Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and T. Rowe Price. Except to the extent set forth above in Section 1 of this Agreement, neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except: (i) as required by any applicable federal or state law, rule, regulation or requirement; (ii) pursuant to any promotional programs mutually agreed upon in writing by the parties hereto; and
(iii) that T. Rowe Price may supply its Customers with a list of Funds available under this Agreement.

Section 9 - Notices

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Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United Sates first class mail, return receipt requested, or by facsimile, telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at:

                           Principal Underwriter:

                           One Group Dealer Services, Inc.
                           1111 Polaris Parkway
                           Columbus, OH 43271-1235
                           Attn:  Robert L. Young
                                  Vice President


and all notices to T. Rowe Price shall be given or sent to:

                  Walter J. Helmlinger
                  Vice President
                  T. Rowe Price Brokerage
                  4515 Painters Mill Road
                  Owings Mills, MD 21117

with a copy to:   Henry H. Hopkins
                  Chief Legal Counsel
                  T. Rowe Price Associates, Inc.
                  100 East Pratt Street
                  Baltimore, MD 21202

Section 10 - Termination of Agreement

This Agreement shall become effective on the date accepted and signed by you below, and may be terminated at any time by either party hereto upon 30 days' prior written notice to the other party. After the date of termination of this Agreement (the "Termination Date"), the compensation described in Section 3 hereof will continue to be due with respect to any shares held by Customers on the Termination Date for so long as such shares are held in a T. Rowe Price account and T. Rowe Price continues to provide the services described in this Agreement; provided, however, that in the event that you are terminated as distributor for the Funds or otherwise cease to act as distributor for the Funds, such payment obligation shall immediately cease. In such event, such payment shall be made by the Fund Company or the successor distributor that is appointed by the Fund Company. Therefore, such customers will be permitted to buy and sell shares in the funds in which they own shares even after the termination date until their positions in such funds are liquidated in their entirety, with applicable compensation to T. Rowe Price. However, no new customers may establish a position in the funds after such Termination Date. T. Rowe Price agrees that in the event of termination of the Agreement as provided in this Section 11, it shall provide you with such reports and certificates as you may reasonably request as necessary to determine that the continued payment of compensation has been calculated in accordance with this Agreement.

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Section 11 - Assignability

This Agreement is not assignable within the meaning of the Investment Company Act by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void.

Section 12 - Schedules; Entire Agreement

This Agreement constitutes the entire Agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by T. Rowe Price.

Section 13 - Amendment

This Agreement may be amended only by a writing executed by each party.

Section 14 - Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.


                                     Very truly yours,

                                     /s/ Walter J. Helmlinger          5/28/02

                                     Walter J. Helmlinger
                                     Vice President

NOTE: Please sign both copies of this Agreement and forward one copy to us.

Accepted:

One Group Dealer Services, Inc.

By (signature):                      /s/ Robert L. Young
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Name (print):                        Robert L. Young
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Title:                               COO
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Date:                                6/7/2002
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